                                                                                                                                Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

513/579-7764

Investor – Matt Stautberg

513/579-7780

FOR IMMEDIATE RELEASE

MACY’S, INC. REPORTS ITS FOURTH CONSECUTIVE YEAR

OF DOUBLE-DIGIT GROWTH IN EARNINGS PER SHARE

Diluted 2012 EPS is $3.24, or $3.46 as adjusted, +20% vs. prior year;
Diluted 2013 EPS guidance of $3.90 to $3.95 points to continued double-digit growth

CINCINNATI, Ohio, February 26, 2013 – Macy’s, Inc.’s sales and earnings grew significantly in the fourth quarter and full year 2012, ended Feb. 2, 2013. The company exceeded the guidance it provided coming into 2012, and today is providing new guidance for continued growth and progress in 2013.

“2012 was another great year in our company’s evolving story of growth. The numbers reflect our success in pursuing the right strategies, and executing them with conviction in every part of the business with a talented team we consider to be the best in retailing,” said Terry J. Lundgren, chairman, president and chief executive officer of Macy’s, Inc. “We again added more than $1 billion in top-line sales growth in 2012. Comp sales rose by 3.7 percent for the year, on top of increases of 5.3 percent in 2011 and 4.6 percent in 2010. Earnings per share grew by double-digits for the fourth consecutive year. Operating cash flow continued to be strong, and we used excess cash to repurchase shares and double the dividend.

“The best news of all is that we continue to see significant upside opportunity ahead in those strategies that have worked so well since we reorganized the company in 2009. Going into 2013, our team is moving ahead with new plans and actions to sharpen our approach to localized merchandise assortments and marketing, which we continue to believe is Macy’s sustainable competitive advantage. We are accelerating progress in omnichannel strategies at Macy’s and Bloomingdale’s to bring together our efforts in stores, online and mobile in a manner that satisfies emerging shopping patterns and capitalizes on the strength of our inventory regardless of where the customer demand occurs. And we are engaging shoppers in a manner that engenders loyalty and builds our business with each individual customer,” he said.

“Central to our continued success at both Macy’s and Bloomingdale’s is our expertise in offering our customers fresh and exclusive fashion merchandise, and to deliver outstanding value. You can and will see this in every family of business, and particularly in our new strategies which will begin rolling out in 2013 for Millennial customers, now America’s largest generation,” Lundgren said.

Earnings were $1.83 per diluted share for the 14-week fourth quarter of 2012. Diluted earnings per share were $2.05 in the fourth quarter of 2012, excluding pre-tax expenses of $133 million ($85 million after tax or 21 cents per share) associated with the early retirement of approximately $700 million of outstanding debt, and approximately $5 million in pre-tax expenses ($3 million after tax or 1 cent per share) related primarily to the store closings announced on Jan. 3.

In the 13-week fourth quarter of 2011, earnings were $1.74 per diluted share. Diluted earnings per share were $1.70 in the fourth quarter of 2011, excluding pre-tax gains of $54 million ($34 million after tax or 8 cents per share) from the sale of store leases related to the 2006 divestiture of Lord & Taylor, and approximately $29 million in pre-tax expenses ($18 million after tax or 4 cents per share) related primarily to store closings.

For the 53 weeks of fiscal 2012, Macy’s, Inc. earned $3.24 per diluted share.  Earnings per diluted share were $3.46 for fiscal 2012, excluding pre-tax expenses of $137 million ($87 million after tax or 21 cents per share) associated with the early retirement of outstanding debt, and $5 million in pre-tax expenses ($3 million after tax or 1 cent per share) related primarily to store closings.  The $3.46 per share compares with management’s initial guidance provided at the beginning of the year for earnings per diluted share, excluding such items, to be in the range of $3.25 to $3.30 per diluted share in fiscal 2012.

For the 52 weeks of fiscal 2011, Macy’s, Inc. earned $2.92 per diluted share.  Earnings per diluted share were $2.88 for fiscal 2011, excluding pre-tax gains of approximately $54 million ($34 million after tax or 8 cents per share) from the sale of store leases related to the 2006 divestiture of Lord & Taylor, and approximately $29 million in pre-tax expenses ($18 million after tax or 4 cents per share) related primarily to store closings.

Sales

Sales in the 14-week fourth quarter of 2012 totaled $9.350 billion, an increase of 7.2 percent, compared with sales of $8.724 billion in the 13-week fourth quarter last year. On a same-store basis – which included comparable 13-week periods this year and last – Macy’s, Inc.’s fourth quarter sales were up 3.9 percent.

The company’s total sales for the 53 weeks of fiscal 2012 totaled $27.686 billion, up 4.9 percent from total sales of $26.405 billion in the 52 weeks of fiscal 2011. On a same-store basis – which included comparable 52-week periods this year and last – Macy’s, Inc.’s fiscal 2012 sales were up 3.7 percent. This is better than initial guidance, provided at the beginning of the year, for sales to be up by approximately 3.5 percent in 2012.

Online sales (macys.com and bloomingdales.com combined) were up 47.7 percent in the fourth quarter and 41.0 percent for fiscal 2012 compared to the same periods in 2011. Online sales positively affected the company’s same-store sales by 3.3 percentage points in the fourth quarter and 2.2 percentage points in fiscal 2012 as a whole. Online sales are included in the same-store sales calculation for Macy's, Inc.

In fiscal 2012, the company opened a total of seven stores and closed eight stores. Two Macy’s stores were opened in Salt Lake City, UT, and Greendale, WI.  Five Bloomingdale’s Outlet stores opened in Livermore, CA; Merrimack, NH; Garden City, NY; and Grand Prairie and Dallas, TX.  As previously announced, Macy’s stores were closed in Pasadena, CA; Belmont, MA; Honolulu, HI; St. Paul, MN; and Houston, TX. The company closed a Macy’s furniture clearance center in Houston, TX, and a Macy’s men’s and home store in Santa Ana, CA, was closed and consolidated into the main store in the same shopping center. Also closed was a Bloomingdale’s Home Store in Las Vegas, NV.

Operating Income

Macy’s, Inc.’s operating income totaled $1.391 billion for the 14-week quarter ended Feb. 2, 2013, compared with operating income of $1.284 billion for the 13-week fourth quarter of fiscal 2011. Macy’s, Inc.’s fourth quarter 2012 operating income included expenses of $5 million primarily associated with store closings. Excluding these costs, operating income for the fourth quarter of 2012 was $1.396 billion or 14.9 percent of sales. Fourth quarter 2011 operating income included gains of $54 million from the sale of store leases and costs of $29 million associated primarily with store closings. Excluding these gains and costs, operating income for the fourth quarter of 2011 was $1.259 billion or 14.4 percent of sales.

For the 53 weeks of fiscal 2012, Macy’s, Inc.’s operating income totaled $2.661 billion, compared with operating income of $2.411 billion for the 52 weeks of fiscal 2011. Macy’s, Inc.’s fiscal 2012 operating income included expenses of $5 million primarily from asset impairment and store closing costs. Excluding these costs, operating income for fiscal 2012 was $2.666 billion or 9.6 percent of sales. Macy’s, Inc.’s fiscal 2011 operating income included gains of $54 million from the sale of store leases and costs of $29 million in asset impairment and other store closing costs. Excluding these gains and costs, operating income for fiscal 2011 was $2.386 billion or 9.0 percent of sales.

Cash Flow

Net cash provided by operating activities was $2.261 billion in fiscal 2012, compared with $2.093 billion in fiscal 2011. Net cash used by investing activities in fiscal 2012 was $863 million, compared with $617 million in the previous year. Thus, net cash provided before financing activities was $1.398 billion in fiscal 2011, compared with $1.476 billion in fiscal 2012.

In fiscal 2012, Macy’s, Inc. repaid $1.803 billion in debt and issued $1 billion in new debt. In fiscal 2011, the company repaid $454 million in debt and issued $800 million in new debt.

In fiscal 2012, the company repurchased approximately 35.6 million shares of its common stock for approximately $1.350 billion. At Feb. 2, 2013, the company had remaining authorization to repurchase up to approximately $1.502 billion of its common stock.

Looking Ahead

The company is assuming same-store sales growth of approximately 3.5 percent in fiscal 2013. Guidance for earnings per diluted share in fiscal 2013 is $3.90 to $3.95. Capital expenditures for the year are expected to be approximately $925 million.

In fiscal 2013, the company has announced plans for new Macy’s stores in Victorville, CA, and Gurnee, IL, as well as a Macy’s Men’s Store in Las Vegas, NV. A new Macy’s will open in Bay Shore, NY, to replace a previous location. Bloomingdale’s will open a new store in Glendale, CA, and a new Bloomingdale’s Outlet store in Rosemont, IL.

Investor Conferences

Macy’s, Inc. will present at the Bank of America Merrill Lynch 2013 Consumer & Retail Conference at 8 a.m. ET on Wednesday, March 13, in New York City; the UBS Global Consumer Conference at 8:50 a.m. ET on Thursday, March 14, in Boston; the Telsey Advisory Group 5th Annual Spring Consumer Conference at 8:10 a.m. ET on Tuesday, April 9, in New York City; and the Barclays Retail and Restaurants Conference at 8 a.m.ET on Tuesday, April 30, in New York City. Media and investors may access the live webcast of the presentations at www.macysinc.com/ir at the appointed times. The webcasts will be available for replay.

Macy’s, Inc., with corporate offices in Cincinnati and New York, is one of the nation’s premier retailers, with fiscal 2012 sales of $27.7 billion. The company operates about 840 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s, as well as the macys.com and bloomingdales.com websites. The company operates 12 Bloomingdale’s Outlet stores. Bloomingdale’s in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including  variability in the costs of providing healthcare and retirement benefits to current or former employees, conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Feb. 26) at 10:30 a.m. (ET). The webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-277-7060, passcode 4317621. A replay of the conference call can be accessed on the website or by calling 1-888 203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

(All amounts in millions except percentages and per share figures)

	14 Weeks Ended		13 Weeks Ended

   February 2, 2013

   January 28, 2012

$	% to

Net sales

$	% to

Net sales

Net sales.................................................................	$ 9,350		$ 8,724

Cost of sales (Note 1)...............................................	5,554	59.4%	5,151	59.0%

Gross margin...........................................................	3,796	40.6%	3,573	41.0%

Selling, general and administrative expenses..............	(2,400)	(25.7%)	(2,314)	(26.6%)

Impairments, store closing costs and gain on sale of leases (Note 2).................................................	(5)	(0.0%)	25	0.3%

Operating income....................................................	1,391	14.9%	1,284	14.7%

Interest expense – net.............................................	(106)		(108)

Premium on early retirement of debt (Note 3)...........	(133)		-

Income before income taxes....................................	1,152		1,176

Federal, state and local income tax expense (Note 4)...	(422)		(431)

Net income.............................................................	$ 730		$ 745

Basic earnings per share..........................................	$ 1.86		$ 1.77

Diluted earnings per share.......................................	$ 1.83		$ 1.74

Average common shares:
Basic................................................................	392.3		420.0
Diluted..............................................................	399.4		427.3

End of period common shares outstanding.................	387.7		414.2

Depreciation and amortization expense.....................	$ 267		$ 267

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 14 weeks ended February 2, 2013 or the 13 weeks ended January 28, 2012.

(2)  For the 14 weeks ended February 2, 2013, includes $4 million of asset impairment charges primarily related to the store closings announced in January 2013 and $1 million of other costs and expenses primarily related to the announced store closings.  For the 13 weeks ended January 28, 2012, included a gain of $54 million from the sale of store leases related to the 2006 divestiture of Lord & Taylor, partially offset by $22 million of asset impairment charges and $7 million of other costs and expenses primarily related to the store closings announced in January 2012.  For the 14 weeks ended February 2, 2013, these costs amounted to $.01 per diluted share and for the 13 weeks ended January 28, 2012, the net after tax gain amounted to $.04 per diluted share.

(3)  For the 14 weeks ended February 2, 2013, includes approximately $133 million on a pre-tax basis, or $85 million after tax or $.21 per diluted share, of expenses associated with the early retirement of approximately $700 million of outstanding debt.

(4)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

(All amounts in millions except percentages and per share figures)

	53 Weeks Ended		52 Weeks Ended

   February 2, 2013

   January 28, 2012

$	% to

Net sales

$	% to

Net sales

Net sales.................................................................	$27,686		$26,405

Cost of sales (Note 1)..............................................	16,538	59.7%	15,738	59.6%

Gross margin...........................................................	11,148	40.3%	10,667	40.4%

Selling, general and administrative expenses..............	(8,482)	(30.7%)	(8,281)	(31.4%)

Impairments, store closing costs and gain on sale of leases (Note 2).................................................	(5)	(0.0%)	25	0.1%

Operating income....................................................	2,661	9.6%	2,411	9.1%

Interest expense – net.............................................	(422)		(443)

Premium on early retirement of debt (Note 3)...........	(137)		-

Income before income taxes....................................	2,102		1,968

Federal, state and local income tax expense (Note 4)...	(767)		(712)

Net income.............................................................	$ 1,335		$ 1,256

Basic earnings per share..........................................	$ 3.29		$ 2.96

Diluted earnings per share.......................................	$ 3.24		$ 2.92

Average common shares:
Basic.................................................................	405.5		424.5
Diluted...............................................................	412.2		430.4

End of period common shares outstanding..................	387.7		414.2

Depreciation and amortization expense.......................	$ 1,049		$ 1,085

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 53 weeks ended February 2, 2013 or the 52 weeks ended January 28, 2012.

(2)  For the 53 weeks ended February 2, 2013, includes $4 million of asset impairment charges primarily related to the store closings announced in January 2013 and $1 million of other costs and expenses primarily related to the announced store closings.  For the 52 weeks ended January 28, 2012, included a gain of $54 million from the sale of store leases related to the 2006 divestiture of Lord & Taylor, partially offset by $22 million of asset impairment charges and $7 million of other costs and expenses primarily related to the store closings announced in January 2012.  For the 53 weeks ended February 2, 2013, these costs amounted to $.01 per diluted share and for the 52 weeks ended January 28, 2012, the net after tax gain amounted to $.04 per diluted share.

(3)  For the 53 weeks ended February 2, 2013, includes approximately $137 million on a pre-tax basis, or $87 million after tax or $.21 per diluted share, of expenses associated with the early retirement of approximately $873 million of outstanding debt.

(4)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	February 2,	January 28,
	2013	2012
ASSETS:
Current Assets:
Cash and cash equivalents........................................	$ 1,836	$ 2,827
Receivables.............................................................	371	368
Merchandise inventories...........................................	5,308	5,117
Prepaid expenses and other current assets.................	361	465
Total Current Assets.............................................	7,876	8,777

Property and Equipment – net......................................	8,196	8,420
Goodwill.....................................................................	3,743	3,743
Other Intangible Assets – net.......................................	561	598
Other Assets...............................................................	615	557

Total Assets..........................................................	$20,991	$22,095

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt........................................................	$ 124	$ 1,103
Merchandise accounts payable..................................	1,579	1,593
Accounts payable and accrued liabilities.....................	2,610	2,788
Income taxes............................................................	355	371
Deferred income taxes..............................................	407	408
Total Current Liabilities..........................................	5,075	6,263

Long-Term Debt..........................................................	6,806	6,655
Deferred Income Taxes...............................................	1,238	1,141
Other Liabilities...........................................................	1,821	2,103
Shareholders' Equity...................................................	6,051	5,933

Total Liabilities and Shareholders' Equity................	$20,991	$22,095

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

53 Weeks Ended

February 2, 2013

52 Weeks Ended

January 28, 2012

Cash flows from operating activities:
Net income...................................................................	$ 1,335	$ 1,256
Adjustments to reconcile net income to net cash provided by operating activities:
Impairments, store closing costs and gain on sale of leases........................................................	5	(25)
Depreciation and amortization..................................	1,049	1,085
Stock-based compensation expense..........................	61	70
Amortization of financing costs and premium on acquired debt........................................................	(16)	(15)
Changes in assets and liabilities:
(Increase) decrease in receivables........................	7	(37)
Increase in merchandise inventories.....................	(191)	(359)
(Increase) decrease in prepaid expenses and other current assets........................................	75	(99)
Decrease in other assets not separately identified..................................	23	8
Increase in merchandise accounts payable............	23	143
Increase (decrease) in accounts payable and accrued liabilities not separately identified....................	(33)	109
Increase (decrease) in current income taxes........	(16)	188
Increase in deferred income taxes.......................	14	153
Decrease in other liabilities not separately identified.....................................	(75)	(384)
Net cash provided by operating activities............	2,261	2,093

Cash flows from investing activities:
Purchase of property and equipment..............................	(698)	(555)
Capitalized software.....................................................	(244)	(209)
Disposition of property and equipment...........................	66	114
Proceeds from insurance claims....................................	-	6
Other, net....................................................................	13	27
Net cash used by investing activities..................	(863)	(617)

Cash flows from financing activities:
Debt issued..................................................................	1,000	800
Financing costs.............................................................	(11)	(20)
Debt repaid..................................................................	(1,803)	(454)
Dividends paid..............................................................	(324)	(148)
Increase (decrease) in outstanding checks......................	(88)	49
Acquisition of treasury stock..........................................	(1,397)	(502)
Issuance of common stock.............................................	234	162
Net cash used by financing activities...................	(2,389)	(113)

Net increase (decrease) in cash and cash equivalents.........	(991)	1,363
Cash and cash equivalents at beginning of period................	2,827	1,464

Cash and cash equivalents at end of period.........................	$1,836	$2,827